UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2005

SEARS, ROEBUCK AND CO.

(Exact name of registrant as specified in charter)

New York (State or Other Jurisdiction of Incorporation)	1-416 (Commission File Number)	36-1750680 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)	60179 (Zip code)

Registrant’s telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 -	Financial Information

Item 2.02	Results of Operations and Financial Condition.

On February 15, 2005, the Registrant issued a press release announcing (1) a change to its previously announced fourth quarter and full year 2004 earnings and (2) as described in Item 4.02, that it had amended its Annual Report on Form 10-K for its fiscal year ended January 3, 2004 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3, July 3 and October 2, 2004 to correct an error in the consolidated statements of cash flows related to the classification of cash flows generated in connection with its previously disposed of domestic credit card portfolio.

The press release is attached hereto as Exhibit 99.1.

Section 4 -	Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 10, 2005, the Registrant’s management, in consultation with the Chairman of the Registrant’s Audit Committee, concluded that the previously issued consolidated statements of cash flows of the Registrant for the fiscal years ended January 3, 2004, December 28, 2002 and December 29, 2001 and for the fiscal quarters ended March 29, June 28 and September 27, 2003 contained an error related to the classification of cash flows generated in connection with the Registrant’s previously disposed of domestic credit card portfolio and, for that reason, should no longer be relied upon. Registrant has filed amendments to its Annual Report on Form 10-K for its fiscal year ended January 3, 2004 and to its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3, July 3 and October 2, 2004 to restate its consolidated statements of cash flows contained in those reports.

In conjunction with its review of the registration statement on Form S-4 of Sears Holdings Corporation, the Securities and Exchange Commission (the “SEC”) reviewed the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004. As a result of the SEC’s review, it has been determined that the Registrant incorrectly classified cash flows generated in connection with its previously disposed of domestic credit card portfolio in the consolidated statements of cash flows.

The Registrant’s domestic credit card receivable portfolio, which was disposed of in November 2003, consisted primarily of the proprietary Sears Card and Sears Gold MasterCard (“MasterCard”). Historically, the Registrant presented the cash flows generated from both the Sears Card and MasterCard as cash flows from operating activities in the consolidated statements of cash flows. The Registrant has now concluded that the cash flows from the MasterCard credit card balances should be presented as cash flows from investing activities within the consolidated statements of cash flows due to the fact that the loans generated were predominately related to activities external to Sears merchandise and services.

The authorized officers of the Registrant and the Chairman of the Registrant’s Audit Committee reviewed the foregoing matters with Deloitte & Touche, LLP, the Registrant’s independent registered public accounting firm.

Section 8 -	Other Events

Item 8.01	Other Events.

On February 15, 2005, Sears issued the press release described above under Item 2.02. A copy of the press release is attached as exhibit 99.1 and is incorporated herein by reference.

Sears Holdings Corporation has filed a Registration Statement on Form S-4 with the SEC (Registration No. 333-120954) containing a preliminary joint proxy statement-prospectus regarding the proposed business combination. Stockholders are urged to read the definitive joint proxy statement-prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the definitive joint proxy statement-prospectus, as well as other filings containing information about Sears Holdings Corporation, Kmart and Sears, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the definitive joint proxy statement-prospectus and the SEC filings that will be incorporated by reference in the definitive joint proxy statement-prospectus can also be obtained, without charge, by directing a request to Kmart Holding Corporation, 3100 West Big Beaver Road, Troy, Michigan, 48084, Attention: Office of the Secretary, or to Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Illinois, 60179, Attention: Office of the Secretary. Information regarding Sears Holdings’ proposed directors and executive officers, Kmart’s and Sears’ directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary joint proxy statement-prospectus contained in the above-referenced Registration Statement on Form S-4.

Section 9 -	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 — Press release dated February 15, 2005, furnished pursuant to Item 2.02

The exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, but shall be deemed to be incorporated by reference in, and made a part of, the following registration statements filed under the Securities Act of 1933, as amended: Registration Statements No. 2-80037, 33-18081, 33-23793, 33-41485, 33-45479, 33-55825, 33-58851, 33-64345, 33-64775, 333-08141, 333-18591, 333-38131, 333-43309, 333-52056, 333-72514, 333-87942, 333-92082, 333-102114, 333-113532, 333-120219, 333-120954 and 333-121776.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS, ROEBUCK AND CO.

	By:	/s/ Michael J. Graham

Michael J. Graham Vice President and Controller

Date: February 15, 2005

EXHIBIT INDEX

Exhibit No.
99.1	Press release dated February 15, 2005

E-1